                      SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C. 20549

                               _______________

                                   FORM 8-K

                                CURRENT REPORT

                      Pursuant to Section 13 or 15(d) of
                     the Securities Exchange Act of 1934

              Date of Report (Date of earliest event reported):
                               October 28, 1994

                               _______________

                            HERCULES INCORPORATED

            (Exact name of registrant as specified in its charter)

Delaware                          1-496                      51-0023450
(State or other          (Commission File Number)            (I.R.C. Employer
jurisdiction of                                              Identification
incorporation)                                               Number)

1313 North Market Street
Wilmington, Delaware                                         19894-0001
(Address of principal executive offices)                     (Zip Code)

                                (302) 594-5000
             (Registrant's telephone number, including area code)

Item 5.       Other Events

Hercules Incorporated (the "Registrant") entered into a Purchase and Sale Agreement (the "Agreement"), dated as of October 28, 1994 with Alliant Techsystems Inc. ("Alliant"), providing for the previously announced sale by the Registrant of substantially all of the assets and liabilities of the Hercules Aerospace Company (the "Business"), all in accordance with the terms and conditions set forth in the Agreement. Pursuant to the Agreement, the Registrant has agreed to sell the Business to Alliant for $300 million in cash (subject to certain adjustments and credits) and approximately 3.86 million shares of Alliant's common stock.

     The assets of the Business included in the sale are those of the Registrant's Space and Strategic, Tactical Missiles, Ordnance and Powder, and Composite Structures units. Also included are the Registrant's 100% ownership interests in Hercules Defense Electronics Systems, Inc. and Global Environmental Solutions, Inc. The Registrant's 25% ownership interest in Tecnologie d'Avanguardia e Materiali Avanzati S. p. A., an Italian company may also be included in the transaction.

     After giving effect to the transactions contemplated by the Agreement and certain stock repurchases announced by Alliant, the Registrant is expected to own approximately 31% of the then outstanding shares of Alliant common stock. In connection therewith, the Registrant has agreed to enter into a Stockholder's Agreement permitting the Registrant to increase its ownership interest in Alliant to up to 40% of Alliant's outstanding common stock and providing, among other things, for the Registrant to designate two nominees to Alliant's Board of Directors, and for certain "standstill" provisions with respect to the Alliant common stock owned by the Registrant.

     The closing of the transactions contemplated by the Agreement is conditioned upon the satisfaction or, if permissible, waiver of certain conditions, including the approval of the transaction by Alliant's stockholders, the receipt of all required corporate and governmental filings, consents and approvals, and the Registrant's conduct of the Business without material adverse change. Either Party may terminate the Agreement if the closing does not occur on or before April 30, 1995.

     The foregoing description is a summary only and is not intended to be complete. The above references to the terms and conditions of the Agreement are qualified in their entirety by reference to the full text of the Agreement which is being filed herewith as an exhibit and is incorporated by reference herein in its entirety.
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     On October 28, 1994, the Registrant issued a press release with respect to the transactions contemplated by the Agreement, a copy of which is filed herewith as an exhibit hereto and is incorporated herein by reference.




                                      2
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Item 7.     Financial Statements and Exhibits

            (c)  Exhibits

                 Exhibit No.      Description
                 -----------      -----------
                 99(1)            Purchase and Sale Agreement between Alliant
                                  Techsystems Inc. and Hercules Incorporated
                                  Dated as of October 28, 1994

                 99(2) Press Release from Hercules Incorporated, dated October 28, 1994


                                  SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.




                                          HERCULES INCORPORATED



                                     By:  /s/ Israel J. Floyd
                                          Israel J. Floyd
                                          Assistant General Counsel and
                                          Corporate Secretary



Dated: November 15, 1994
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                                EXHIBIT INDEX




EXHIBIT             DESCRIPTION
- -------             -----------

99(1)               Purchase and Sale Agreement between Alliant Techsystems Inc.
                    and Hercules Incorporated dated as of October 28, 1994

99(2)               Press Release from Hercules Incorporated, dated October 28,
                    1994